Exhibit 23(a)

                             ARTICLES SUPPLEMENTARY
                             MAXIM SERIES FUND, INC.


     WHEREAS,   Maxim  Series   Fund,   Inc.,   a  Maryland   Corporation   (the
"Corporation") is registered as an open-end investment company under the Investment Company Act of 1940;

     NOW, THEREFORE, the Corporation hereby certifies to the State Department of Assessments and Taxation of Maryland that:

     On August 15, 2002, the Board of Directors of the Corporation, pursuant to authority contained in the Articles of Incorporation, classified:

     1. One Hundred Million (100,000,000) shares of the Corporation's authorized but unissued shares each to be allocated to the following classes of common stock: Maxim Stock Index Common Stock and Maxim Ariel Small-Cap Value Common Stock, with a par value of Ten Cents ($.10) for each thereof;

     2. Three Hundred Million (300,000,000) shares of the Corporation's authorized but unissued shares each to be allocated to the following class of common stock: Maxim T. Rowe Price Equity/Income Common Stock, with a par value of Ten Cents ($.10); and

     3. Fifty Million (50,000,000) shares of the Corporation's authorized but unissued shares each to be allocated to the following class of common stock:
Maxim Templeton International Equity Common Stock, with a par value of Ten Cents ($.10).


     IN WITNESS WHEREOF, MAXIM SERIES FUND, INC. has caused these presents to be signed in its name and on behalf by its Chairman and President, and its corporate seal to be hereunto affixed and attested by its Secretary, and the undersigned Officers acknowledge that these Articles Supplementary are the act of the Corporation, that to the best of their knowledge, information and belief all matters and facts set forth herein are true in all material respects, and that this statement is made under the penalties of perjury.



ATTEST:                                           MAXIM SERIES FUND, INC.



/s/ Beverly A. Byrne                              /s/ W.T. McCallum
------------------------------------              --------------------------
Title: Secretary                                 Title:  Chairman and President

                          ARTICLES OF AMENDMENT TO THE

                            ARTICLES OF INCORPORATON

                                       OF

                             MAXIM SERIES FUND, INC.


     Maxim Series Fund, Inc., a Maryland corporation (the "Corporation"), hereby certifies as follows: FIRST: The charter of the Corporation is hereby amended by inserting after the last paragraph of Article V of the Corporation's Articles of Incorporation, as amended, the following paragraph: Effective at 5:00 p.m.
Mountain time on November 7, 2002, each number of the then issued and outstanding shares, including any fractional shares, of each of the classes of capital stock of the Corporation listed below, held at that time by a stockholder, shall be changed, without any action on the part of the stockholder, into a different number of fully paid and nonassessable shares, including any fractional shares, of the same class of capital stock of the Corporation equal to the number of such then issued and outstanding shares divided by a factor of ten.

      Maxim Bond Portfolio                                    Maxim Ariel Small Cap Value Portfolio
      Maxim Stock Index Portfolio                             Maxim Loomis Sayles Small Cap Value Portfolio
      Maxim U.S. Government Securities Portfolio              Maxim Loomis Sayles Bond Portfolio
      Maxim Bond Index Portfolio                              Maxim T. Rowe Price Equity Income Portfolio
      Maxim U.S. Government Mortgage Portfolio                Maxim INVESCO ADR Portfolio
      Maxim Index 600 Portfolio                               Maxim INVESCO Small Cap Growth Portfolio
      Maxim Templeton International Equity Portfolio          Maxim Short Duration Bond Portfolio
      Maxim Ariel MidCap Value Portfolio                      Maxim INVESCO Balanced Portfolio
      Maxim Value Index Portfolio                             Maxim Founders Growth & Income Portfolio
      Maxim Growth Index Portfolio                            Maxim T. Rowe Price MidCap Growth Portfolio
      Maxim Moderately Aggressive Profile I                   Maxim Moderate Profile I
      Maxim Moderately Conservative Profile I                 Maxim Conservative Profile I
      Maxim Aggressive Profile I

     SECOND: The foregoing amendment was advised by the Board of Directors and approved by the stockholders of the Corporation.

     THIRD: As of immediately before the amendment, (i) the total number of shares of stock of all classes which the Corporation had authority to issue was eight billion shares, (ii) the number of shares of stock of each class was as set forth in the table below, (iii) the par value of the shares of stock of each class was ten cents ($0.10) per share, and (iv) the aggregate par value of all the shares of all classes was eight hundred million dollars ($800 million); and as amended, (i) the total number of shares of stock of all classes which the Corporation has authority to issue is seven billion shares, (ii) the number of shares of stock of each class is as set forth in the table below, (iii) the par value of the shares of stock of each class is ten cents ($0.10) per share, and
(iv) the aggregate par value of all the shares of all classes is eight hundred million dollars ($800 million).

                                                                   Number of Shares (expressed in millions) Both as
                                                                   of Immediately Before the Amendment and as Amended
Class of Stock
Maxim Bond Portfolio                                               120
Maxim Stock Index Portfolio                                        500
Maxim U.S. Government Securities Portfolio                         200
Maxim Bond Index Portfolio                                         200
Maxim U.S. Government Mortgage Portfolio                           300
Maxim Index 600 Portfolio                                          100
Maxim Templeton International Equity Portfolio                     250
Maxim Ariel MidCap Value Portfolio                                 150
Maxim Value Index Portfolio                                        300
Maxim Growth Index Portfolio                                       300
Maxim Ariel Small Cap Value Portfolio                              400
Maxim Loomis Sayles Small Cap Value Portfolio                      200
Maxim Loomis Sayles Bond Portfolio                                 300
Maxim T. Rowe Price Equity Income Portfolio                        500
Maxim INVESCO ADR Portfolio                                        180
Maxim INVESCO Small Cap Growth Portfolio                           200
Maxim Short Duration Bond Portfolio                                270
Maxim INVESCO Balanced Portfolio                                   220
Maxim Founders Growth & Income Portfolio                           200
Maxim T. Rowe Price MidCap Growth Portfolio                        230
Maxim Money Market Portfolio                                       1100
Maxim Global Bond Portfolio                                        100
Maxim Index 400 Portfolio                                          100
Maxim Index Pacific Portfolio                                      100
Maxim Index European Portfolio                                     100
Maxim Aggressive Profile I Portfolio                               100
Maxim Moderately Aggressive Profile I Portfolio                    130
Maxim Moderate Profile I Portfolio                                 100
Maxim Moderately Conservative Profile I Portfolio                  100
Maxim Conservative Profile I Portfolio                             100
Maxim Aggressive Profile II Portfolio                              100
Maxim Moderately Aggressive Profile II Portfolio                   100
Maxim Moderate Profile II Portfolio                                100
Maxim Moderately Conservative Profile II Portfolio                 100
Maxim Conservative Profile II Portfolio                            100
Maxim JP Morgan Growth & Income Portfolio                          200

     FOURTH: Except as hereinabove set forth, the description of each class of capital stock of the Corporation, including the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption, was not changed by the amendment.

     FIFTH: These Articles of Amendment shall be effective at 5:00 p.m. Mountain time on November 7, 2002.

     IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be signed in its name and on its behalf on this _____ day of October, 2002, by its President, who acknowledges that these Articles of Amendment are the act of the Corporation, that to the best of his knowledge, information and belief, all matters and facts set forth in these Articles of Amendment are true in all material respects, and that this statement is made under the penalties for perjury.

ATTEST:                                             MAXIM SERIES FUND, INC.


/s/ Beverly A. Byrne                                By: /s/ W.T. McCallum
--------------------------                          ----------------------
Name:      Beverly A. Byrne                         Name:      W.T. McCallum
Title:     Secretary                                Title:     President